United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$184,360
Unrealized Gain (Loss) on Market Value of Futures	(1,440,890)
Dividend Income	281
Interest Income	128
ETF Transaction Fees	350
Total Income (Loss)	$(1,255,771)

Expenses
Professional Fees	$16,182
General Partner Management Fees	11,866
Prepaid Insurance Expense	271
Non-interested Directors' Fees and Expenses	243
NYMEX License Fee	237
Brokerage Commissions	(900)
Total Expenses	27,899
Expense Waiver	(13,809)
Net Expenses	$14,090
Net Income (Loss)	$(1,269,861)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/14	$20,082,783
Withdrawals (50,000 Shares)	(994,981)
Net Income (Loss)	(1,269,861)

Net Asset Value End of Month	$17,817,941
Net Asset Value Per Share (900,000 Shares)	$19.80

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612